UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Brookdale Senior Living Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Below is the Company’s press release published on July 1, 2025, which was also posted on the Company’s website VoteBrookdaleBlue.com, in connection with its 2025 Annual Meeting of Stockholders, which will be held on July 11, 2025:

Glass Lewis Joins ISS in Raising Concerns About Ortelius’ Campaign at Brookdale

Proxy Advisory Firms Recommend Against Giving Ortelius Control of the Company’s Board

Brookdale Urges Shareholders to Vote “FOR” ALL of Brookdale’s Eight Highly Qualified Director Nominees on the BLUE Proxy Card

NASHVILLE, Tenn., July 1, 2025 – Brookdale Senior Living Inc. (NYSE: BKD) (“Brookdale” or the “Company”) today announced that proxy advisory firm Glass, Lewis & Co., LLC (“Glass Lewis”) has joined proxy advisory firm Institutional Shareholder Services (“ISS”) in recommending that Brookdale shareholders not give control of the Company’s Board of Directors to Ortelius Advisors, L.P. (“Ortelius”), who beneficially owns just 1% of Brookdale’s shares. The Company urges shareholders to vote “FOR” ALL eight of Brookdale’s director nominees at its 2025 Annual Meeting of Shareholders (“Annual Meeting”), scheduled to be held on July 11, 2025.

In its report, Glass Lewis recognized Ortelius’ poor record of engagement with the Brookdale Board and lack of knowledge about Brookdale’s operations and noted that Ortelius has not provided investors with necessary details about its plans for the Company:

•“…we are concerned that Ortelius appears to have launched the current campaign without undertaking any substantive board-level engagement. This would be a relatively atypical tack in any case, though we would suggest it draws greater scrutiny in a campaign contemplating majority board turnover. Viewed collectively, we are concerned that the foregoing framework discards the observed near-term yield on Brookdale’s existing efforts while offering investors comparatively poor visibility and functionally vacant benchmarking. We believe this contrasts poorly with an effort to secure six of eight seats on a board...”1

•“…the Dissident does not, in our view, offer investors a clear, persuasive and measurable framework for execution (e.g. procedural architecture, anticipated timeframes, valuation breakdown). As a parallel concern, our engagement with Brookdale indicated that, despite seeking to flip six board seats and divest a meaningful portion of the Company’s assets, Ortelius had not visited any of the Company’s communities. We are concerned these factors suggests there is substantially no codified standard by which investors would be positioned to hold Ortelius’ nominees accountable, nor is there any indication the Dissident is
1 Glass Lewis Report issued on June 27, 2025.

substantively familiar with Brookdale’s owned properties (and thus the values which might be attributable to such properties in a sale process).”1

ISS had previously noted that “…the dissident has not provided shareholders with a means to assess performance if it gains control of the board”.2

Further, ISS had noted that “…the dissident does not provide enough details for shareholders to fully assess the plan's feasibility or track execution”.2

The Brookdale Board additionally commented on the reports issued by the proxy advisory firms, stating:

While we agree with Glass Lewis and ISS that Ortelius should not have control of the Brookdale Board, we strongly disagree with the proxy advisory firms’ suggestion that the Ortelius campaign for board representation warrants a vote for any one of the Ortelius nominees. The skills offered by Ortelius’ candidates are not additive or relevant to our business.

Our Board’s slate is uniquely suited to oversee the Company’s business and management team, with complementary skills, insights, and perspectives that are imperative to Brookdale’s operating strategy, real estate portfolio, and regulatory relationships. Our Board composition reflects a thoughtful refreshment process, which allows the Board to benefit from fresh perspectives offered by new directors as well as the institutional knowledge imparted by more tenured members of the Board. If shareholders follow the proxy advisory firms’ recommendation, and Mr. Wielansky and Ms. Freed are removed from the Brookdale Board and any two of Ortelius’ nominees are added, six of Brookdale’s eight directors would have served on the Board for approximately one year or less – putting the Company at risk with minimal institutional experience at the Board level.

Mr. Wielansky and Ms. Freed bring significant institutional knowledge and offer skillsets and expertise that are required for effective oversight of Brookdale’s strategy. Over the course of Mr. Wielansky’s tenure on the Board, including in his prior role as Non-Executive Chairman of the Board and current role as Chair of the Board’s Investment Committee, we have made substantial progress on optimizing our real estate portfolio – efforts which were recognized by Glass Lewis, writing: “…Brookdale appears to be making earnest efforts to trim underperforming lease assets”.1 Ms. Freed offers unique and highly valuable expertise in sales, revenue management, customer service, and marketing. Her marketing acumen is essential to Brookdale’s business, which stands at the intersection of real estate, healthcare, and hospitality and relies heavily on attracting older adults with our high quality service offering.

The Brookdale Board also commented on the recommendation issued by Egan-Jones Proxy Services (“Egan-Jones”):

We believe that Egan-Jones reached the wrong conclusion in failing to recommend that Brookdale shareholders elect all of the Board’s highly qualified director nominees based on Egan-Jones’ understanding of “how each side plans to delever the company”.3 The difference is simple: Brookdale’s strategy to delever and create shareholder value is working, whereas Ortelius’ strategy appears to be vague and untested. Brookdale has in fact already met a key
2 ISS Report issued on June 18, 2025.
3 Egan-Jones Report issued on June 30, 2025.

hurdle cited by Egan-Jones, reporting 80% same community weighted average occupancy (a key turning point towards positive cash flow generation) in Q1 2025. As such, a vote against the Board at this critical juncture is not in the best interests of shareholders.

The Brookdale Board is highly qualified, refreshed, and overseeing the Company’s continuing growth and transformation with a strategy that is delivering measurable results. The Brookdale Board believes that electing any of the nominees from Ortelius would risk compromising the continued successful execution of the Company’s strategy and impairing its CEO search, ultimately diminishing returns for shareholders.

The Brookdale Board strongly urges shareholders to vote “FOR” ALL of Brookdale’s eight nominees on the BLUE proxy card to protect the value of your investment.

Brookdale reminds all shareholders that every vote is important, no matter how many or few shares you own. Please simply disregard any white proxy card you may receive from Ortelius.

The Annual Meeting is fast approaching. Whether or not you expect to attend, we urge you to follow the easy instructions on your BLUE proxy card or BLUE voting instruction form to vote electronically, if possible, or otherwise promptly sign, date, and return the BLUE proxy card in the postage-paid envelope provided.

If you have any questions or require any assistance in voting your shares, please contact Brookdale’s proxy solicitor, Innisfree M&A Incorporated, at+ 1 (877) 750-5838 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 (from other countries).

ABOUT BROOKDALE SENIOR LIVING
Brookdale Senior Living Inc. is the nation's premier operator of senior living communities. With 647 communities across 41 states and the ability to serve approximately 58,000 residents as of March 31, 2025, Brookdale is committed to its mission of enriching the lives of seniors through compassionate care, clinical expertise, and exceptional service. The Company, through its affiliates, operates independent living, assisted living, memory care, and continuing care retirement communities, offering tailored solutions that help empower seniors to live with dignity, connection, and purpose. Leveraging deep expertise in healthcare, hospitality, and real estate, Brookdale creates opportunities for wellness, personal growth, and meaningful relationships in settings that feel like home. Guided by its four cornerstones of passion, courage, partnership, and trust, Brookdale is committed to delivering exceptional value and redefining senior living for a brighter, healthier future. Brookdale's stock trades on the New York Stock Exchange under the ticker symbol BKD. For more information, visit brookdale.com or connect with Brookdale on Facebook at facebook.com/brookdaleseniorliving or on YouTube at youtube.com/BrookdaleLiving.

FORWARD-LOOKING STATEMENTS
Certain statements in this communication may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding the Company’s intent, belief, or expectations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “could,” “would,” “on track,” “potential,” “intend,” “enable,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “executing,” “believe,” “poised,” “positioned,” “project,” “predict,” “continue,” “plan,”

“target,” or other similar words or expressions, and include statements regarding the focus of the Board of Directors and management of the Company, the execution and advancement of the Company’s strategy, the Company’s CEO search process, the Company’s ability to continue to successfully execute on key initiatives, deliver positive financial and operational performance and drive enhanced shareholder value. These forward-looking statements are based on certain assumptions and expectations, and the Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its assumptions or expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, events which adversely affect the ability of seniors to afford resident fees, including downturns in the economy, housing market, consumer confidence, or the equity markets and unemployment among resident family members; the effects of senior housing construction and development, lower industry occupancy, and increased competition; conditions of housing markets, regulatory changes, acts of nature, and the effects of climate change in geographic areas where the Company is concentrated; terminations of the Company’s resident agreements and vacancies in the living spaces it leases; changes in reimbursement rates, methods, or timing under governmental reimbursement programs including the Medicare and Medicaid programs; failure to maintain the security and functionality of the Company’s information systems, to prevent a cybersecurity attack or breach, or to comply with applicable privacy and consumer protection laws, including HIPAA; the Company’s ability to complete its capital expenditures in accordance with its plans; the Company’s ability to identify and pursue development, investment, and acquisition opportunities and its ability to successfully integrate acquisitions; competition for the acquisition of assets; the Company’s ability to complete pending or expected disposition, acquisition, or other transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing, and the Company’s ability to identify and pursue any such opportunities in the future; risks related to the implementation of the Company’s strategy, including initiatives undertaken to execute on the Company’s strategic priorities and their effect on its results; any resurgence or variants of the COVID-19 pandemic; limits on the Company’s ability to use net operating loss carryovers to reduce future tax payments; delays in obtaining regulatory approvals; the risks associated with tariffs and the uncertain duration of trade conflicts; disruptions in the financial markets or decreases in the appraised values or performance of the Company’s communities that affect the Company’s ability to obtain financing or extend or refinance debt as it matures and the Company’s financing costs; the Company’s ability to generate sufficient cash flow to cover required interest, principal, and long-term lease payments and to fund its planned capital projects; the effect of any non-compliance with any of the Company’s debt or lease agreements (including the financial or other covenants contained therein), including the risk of lenders or lessors declaring a cross default in the event of the Company’s non-compliance with any such agreements and the risk of loss of the Company’s property securing leases and indebtedness due to any resulting lease terminations and foreclosure actions; the inability to renew, restructure, or extend leases, or exercise purchase options at or prior to the end of any existing lease term; the effect of the Company’s indebtedness and long-term leases on the Company’s liquidity and its ability to operate its business; increases in market interest rates that increase the costs of the Company’s debt obligations; the Company’s ability to obtain additional capital on terms acceptable to it; departures of key officers and potential disruption caused by changes in management; increased competition for, or a shortage of, associates, wage pressures resulting from increased competition, low unemployment levels, minimum wage increases and changes in overtime laws, and union activity; environmental contamination at any of the Company’s communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against the Company, including putative class action complaints; negative publicity with respect to any lawsuits, claims, or other legal or regulatory proceedings; costs to respond to, and adverse determinations resulting from, government inquiries, reviews, audits, and investigations; the cost and difficulty of complying with increasing and evolving regulation, including new disclosure obligations; changes in, or its failure to comply with, employment-related laws and regulations; the risks associated with current global economic conditions and general economic factors on the Company and the Company’s business partners such as inflation, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, tax rates, tariffs, geopolitical tensions or conflicts, and uncertainty surrounding a new presidential administration, the impact of seasonal contagious illness or other contagious disease in the markets in which the Company operates; actions of activist stockholders, including as a result of the current proxy contest and any potential change of control of the Company or the Board; as well as other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this communication. The Company cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained in this communication to reflect any change in the Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.

CONTACTS

media.relations@brookdale.com

Tim Lynch / Leigh Parrish
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449